Exhibit 10.4

RESTRICTED STOCK AGREEMENT

This Agreement is made as of the 19th day of December, 2002, by and between Valpey-Fisher Corporation (the “Company”) and Michael Ferrantino (the “Employee”).

WHEREAS, the Employee has become an employee of the Company;

WHEREAS, as an inducement to becoming an employee of the Company, the Board of Directors of the Company has authorized the issuance of 100,000 shares of Common Stock of the Company par value $.05 per share, (the “Common Stock”) on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Employee hereby agree as follows:

1.           a)           Promptly following receipt of the Purchase Price hereinafter set forth the Company will cause to be issued to the Employee for a purchase price of $.05 per share (the “Purchase Price”), 100,000 shares of Common Stock (the “Restricted Stock”).

b)           The Employee hereby agrees to purchase the Restricted Stock and pay the Purchase Price therefore promptly following execution hereof.

2.             Restrictions on Transfer of Restricted Stock.  Except as otherwise provided pursuant to or in accordance with the terms and provisions of this Agreement, the Restricted Stock shall be subject to the following restrictions (the “Restrictions”); namely the Restricted Stock shall not be sold, exchanged, assigned, transferred or permitted to be transferred, voluntarily, involuntarily, or by operation of law, delivered, encumbered, discounted, pledged, hypothecated, or otherwise disposed of for a period of 5 years (the “Restricted Period”) from October 23, 2002 (said October 23, 2002 herein referred to as “the Effective Date”) except in accordance with the following provisions:

a)           Except as otherwise provided herein, the Restrictions will terminate with respect to 20% of the Restricted Stock, upon each anniversary of the Effective Date, so that all such Restrictions shall terminate on the fifth anniversary of the Effective Date.  Upon the termination of the Restrictions with respect to shares of Restricted Stock, whether through the passage of time or as otherwise provided herein, the Employee shall be entitled to receive share certificates with respect to such shares hereunder free of such Restrictions.

b)           Five stock certificates, each for 20,000 shares of Common Stock, shall be issued to and registered in the name of the Employee, shall bear the restrictive legend referred to in Section 2(e) and such other legends as may be appropriate, and shall be subject to appropriate stop-transfer orders; provided, however, that such certificates shall be deposited with and held in escrow with the Escrow Agent as provided in Section 4 until the Restrictions relating thereto otherwise terminate, and the Employee shall deliver to such Escrow Agent stock powers endorsed in blank relating to the Restricted Stock.

 c)               (i)           To the extent the Restrictions have not otherwise terminated and the Restricted Stock has not otherwise been forfeited, as provided in subsection (d) of this Section 2, such Restrictions shall terminate (1) with respect to 20% of the Restricted Stock, upon the death of the Employee after the first anniversary of the Effective Date, (other than on an anniversary of the Effective Date, and (2) entirely, upon a Change of Control of the Company.

(ii)           For the purposes of this Agreement a Change in Control of the Company shall occur:

 (a)           if any “Person”, as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (provided that the term “Person” shall not include Theodore Valpey, Jr., the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock in the Company), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 70% or more of the combined voting power of the Company’s then outstanding securities;

 (b)           the stockholders of the Company approve a merger or consolidation of the Company with any other corporation; other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) 30% or more of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a re-capitalization of the Company (or similar transaction) in which no “Person” (as hereinabove defined) acquires 70% or more of the combined voting power of the Company’s then outstanding securities; or

 (c)           the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

d)           To the extent the Restrictions have not otherwise terminated, shares of Restricted Stock shall be forfeited and returned to the Company upon cessation of the Employee’s employment with the Company.
  e)           During the Restricted Period certificates evidencing the Restricted Stock shall bear the following additional legend:
“These shares are subject to forfeiture to Valpey-Fisher Corporation (the “Company”) in accordance with the terms of an Agreement between the Company and the person in whose name the certificate is registered.  These shares may not be sold, pledged, exchanged, transferred, hypothecated or otherwise disposed of except in accordance with the terms of said Agreement.”

3.           Investment Representation. The Employee agrees that he is acquiring the shares subject to this Agreement for his own account and not with a view to distribution thereof and that the shares of Restricted Stock acquired by the Employee will not be sold except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act.

4.           Deposit of Restricted Stock.  (a) The Employee consents to the deposit with the Treasurer of the Company or his successor, of the certificates evidencing the Restricted Stock, together with stock powers or other instruments of transfer required by the Company or its counsel appropriately endorsed in blank by him.  Such deposit shall remain in effect until the time the Company reacquires the Restricted Stock under and pursuant to the terms and provisions of this Agreement, or until said Restricted Stock shall be released from the Restrictions under this Agreement.

(b)           The Employee consents to the appointment of the Treasurer of the Company, and his successor, as escrow agent (the “Escrow Agent”) for said certificates during the Restricted Period.  If during such Restricted Period, shares of Restricted Stock are forfeited in accordance with this Agreement, the Employee hereby authorizes the Escrow Agent to cause such certificates for such stock to be canceled on the stock record books of the Company.  The Employee agrees that the Escrow Agent is acting merely as a depository and shall have no liability hereunder except as a depository to retain the shares of Restricted Stock and to dispose of them in accordance with the terms of this Agreement.  If the Escrow Agent is notified of any adverse claim or demand by any persons, he is hereby authorized to hold such certificates until the dispute shall have been settled by the parties and notice submitted to him by persons so interested, or until the rights of the parties have been fully adjudicated in a court of competent jurisdiction.  So long as the shares of Restricted Stock are held in escrow, the Employee shall be entitled to all rights of a stockholder with respect thereto, except as may be limited by the terms of this Agreement.

5.           Lapse of Restrictions.  Upon the termination of the Restrictions with respect to shares pursuant to Section 2 as to which shares of Restricted Stock have not before then been forfeited, the stock certificates for such Restricted Stock and the related stock powers shall be delivered by the Escrow Agent to the Employee, and such shares shall be free of all Restrictions and the legend referred to in Section 2(e).

6.           Withholding and Section 83(b) Election.  (a) The Company shall withhold all applicable taxes required by law upon any taxable event with respect to the Restricted Stock; (b) Promptly following the issuance of the Restricted Stock, Employee will execute and timely file an election pursuant to Section 83(b) of the Internal Revenue Code of 1986 as amended, to include as ordinary income the difference between the value of the Restricted Stock and the aggregate Purchase Price, and concurrently deliver a copy of such election to the Company, and for purposes of such election, will declare the value of the Restricted Stock to be no less than $3.25 per share.

7.           Distributions with Respect to Stock.  Any cash dividends paid with respect to shares of Restricted Stock shall be paid in cash to the Employee, which payment shall be subject to any applicable withholding.  Any shares of stock received as a stock dividend, or as a result of stock splits, recapitalizations, combinations, exchanges of shares, reorganizations, mergers, consolidations or otherwise, directly or indirectly, with respect to shares of Restricted Stock shall have the same status, be subject to this Agreement, and shall bear the same legend as the shares of Restricted Stock and shall be delivered to the Escrow Agent to be held under the same terms and conditions as the Restricted Stock.

8.           Rights of Stockholder.  Subject to the terms and provisions of applicable law and of this Agreement, the Employee shall have all rights of a stockholder of the Company with respect to the Restricted Stock, including the right to vote the Restricted Stock and to receive all dividends or other distributions paid or made with respect thereto, subject to applicable withholding requirements.

9.           No Right to Continued Employment.  Nothing herein shall obligate the Company or any affiliate or subsidiary to continue the Employee’s employment for any particular period.

10.           Burden and Benefit. The terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the Company, and its successors and assigns and the Employee and his executors or administrators, heirs, and personal and legal representatives.

11.           Governing Law.  This Agreement shall be construed and enforced in accordance with the laws of the State of Maryland without regard to the conflict of laws principles thereof.

12.           Modifications.  No change or modification of this Agreement shall be valid unless it is in writing and signed by the parties hereto.

13.           Entire Agreement.  This Agreement, sets forth all of the promises, agreements, conditions, understandings, warranties and representations, oral or written, express or implied, between the parties hereto with respect to this Agreement.

14.           Genders.  The use of any gender herein shall be deemed to include the other gender and the use of the singular herein shall be deemed to include the plural and vice versa, wherever appropriate.

15.           Notices.  Any and all notices required herein shall be addressed:  (a) if the Company, to the principal executive office of the Company; and (b) if to the Employee, to his address as reflected in the stock records of the Company.

16.           Invalid or Unenforceable Provisions.  The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if the invalid or unenforceable provisions were omitted.

IN WITNESS WHEREOF, the Company and the Employee have executed this Agreement as of the day and year first above written.

VALPEY-FISHER CORPORATION

By: /s/ Ted Valpey, Jr.

/s/Michael Ferrantino
Michael Ferrantino

Accepted and Agreed as
Escrow Agent hereunder:

/s/ Michael J. Kroll
Michael J. Kroll, Treasurer